EXHIBIT 10.3
EMPLOYMENT AGREEMENT EXTENSION

THIS EMPLOYMENT AGREEMENT EXTENSION (“Extension”) is made and entered into effective as of December 4, 2010 by and between IA Global, Inc., a Delaware corporation (the “Company”) and Brian Hoekstra (“Executive”).

WHEREAS, The Company entered into an employment agreement with Executive effective as of September 4, 2009 which agreement was extended on September 4, 2010 and will expire on December 4, 2010 unless extended (“Employment Agreement”); and

WHEREAS, The Company desires to extend the Employment Agreement through March 4, 2011.

NOW, THEREFORE,  In consideration of the mutual promises, covenants and agreements herein contained, intending to be legally bound, the parties agree that the Employment Agreement be and hereby is amended, effective December 4, 2010, so that:

A. Paragraph 2 “Term” reads as follows:

Term.  This Agreement is extended through and shall terminate on March 4, 2011, or upon the date of termination of employment pursuant to Section 8 of the Employment Agreement; provided, however, that the Term may be extended as mutually agreed to by the parties.

B. Except as specifically amended herein, the existing Employment Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth below.

IA GLOBAL, INC.	EXECUTIVE

s/ Greg LeClaire	/s/ Brian Hoekstra
By: Greg LeClaire	By: Brian Hoekstra
Its: Chair, Compensation Committee

Date: November 29, 2010	Date: November 29, 2010

[BRIAN HOEKSTRA EMPLOYMENT AGREEMENT EXTENSION]